Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Mutual of America Life Insurance Company and

Contract Owners of Mutual of America Separate Account No. 3:

We consent in this Registration Statement on Form N-6 to the use of our reports, included herein dated April 26, 2016, with respect to the statements of assets and liabilities of Mutual of America Separate Account No. 3 (comprising the sub-accounts listed in Note 1 of the notes to the financial statements and collectively referred to as the “Separate Account”) as of December 31, 2015, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended; and dated March 16, 2016, with respect to the consolidated statutory statements of financial condition of Mutual of America Life Insurance Company and subsidiaries (the “Company”) as of December 31, 2015 and 2014, and the related consolidated statutory statements of operations and surplus, and cash flows for each of the years in the three-year period ended December 31, 2015. We also consent to the reference to our firm under the heading “Financial Statements” in the Statement of Additional Information.

Our report dated March 16, 2016 includes explanatory language that states that the Company prepared the consolidated statutory financial statements using statutory accounting practices prescribed or permitted by the New York State Department of Financial Services, which practices differ from U.S. generally accepted accounting principles. Accordingly, our report states that the consolidated statutory financial statements are not presented fairly in conformity with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in conformity with accounting practices prescribed or permitted by the New York State Department of Financial Services.

New York, New York

April 26, 2016